Exhibit (h)(28)(iv)

Amendment to Participation Agreement

THIS AMENDMENT TO PARTICPATION AGREEMENT is made as of December 19, 2023,  between  and among Empower Annuity Insurance Company of America (formerly Great-West Life & Annuity Insurance Company) (“GWL&A); Empower Life & Annuity Insurance Company of New York (formerly Great-West Life & Annuity Insurance Company of New York) (“GWL&ANY,” and together with GWL&A, the “Great-West Parties”); Pioneer Variable Contracts Trust (“Fund”); Amundi Asset Management US, Inc. (formerly Amundi Pioneer Asset Management, Inc.) (“Adviser”); and Amundi Distributor US, Inc. (formerly Amundi Pioneer Distributor, Inc.) (“Distributor,” and together with Fund and Adviser, the “Pioneer-related Parties"), and Protective Life Insurance Company, Protective Life and Annuity Insurance Company (together, “Protective”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

WHEREAS, the Great-West Parties and the Pioneer-related Parties executed a Fund Participation Agreement dated as of May 1, 2016, as amended (the "Agreement");

WHEREAS, by an Amendment dated May 5, 2023 (the “May 5, 2023 Amendment”), Protective was added to the Agreement and allocated certain rights and obligations under the Agreement.

WHEREAS, the Great-West Parties, Pioneer-related Parties, and Protective further desire to amend the Agreement and the May 5, 2023 Amendment for the additional purposes described below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Great-West Parties, Pioneer-related Parties, and Protective hereby agree as follows:
The effective date of the May 5, 2023 Amendment will be changed from May 5, 2023 to October 5, 2020.
All other terms and provisions of the Agreement, as amended, not amended herein shall remain full force and effect.
This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the undersigned has caused the Amendment to be executed as of the date first written above.

PROTECTIVE LIFE INSURANCE COMPANY, as administrator on behalf of EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

By: _/s/ Steve Cramer________________________________

Name: _Steve Cramer______________________________

Title: _Chief Product Officer – Retirement Division_______________________________

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY, as administrator on behalf of EMPOWER LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK

By: _/s/ Steve Cramer________________________________

Name: _Steve Cramer______________________________

Title: _Chief Product Officer – Retirement Division_______________________________

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

By: _/s/ Ryan Logsdon________________________________

Name: _Ryan Logsdon______________________________

Title: _Deputy General Counsel & Corporate Secretary_______________________________

EMPOWER LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK

By: _/s/ Ryan Logsdon________________________________

Name: _Ryan Logsdon______________________________

Title: _ Deputy General Counsel & Corporate Secretary _______________________________

PIONEER VARIABLE CONTRACTS TRUST

By: __/s/ Christopher J. Kelley _______________________________

Name: _Christopher J. Kelley ______________________________

Title: _ Secretary and Chief Legal Officer _______________________________

AMUNDI ASSET MANAGEMENT US, INC.

By: _/s/ Gregg Dooling________________________________

Name: _Gregg Dooling______________________________

Title: _CFO_______________________________

AMUNDI DISTRIBUTOR US, INC.

By: __/s/ Jason Xanthakis_______________________________

Name: _Jason Xanthakis______________________________

Title: _SMD, Head of Strategy, Partnerships, and Nxt Accounts_________________

SCHEDULE B

SEPARATE ACCOUNTS

GWL&A Accounts Administered by Protective Life Insurance Company (“Administered Business”)

Trillium Variable Annuity Account
Variable Annuity-1 Series Account
Variable Annuity-2 Series Account
COLI VUL-2 Series Account
COLI VUL-4 Series Account
COLI VUL-7 Series Account
COLI VUL-14 Series Account

GWL&ANY Accounts Administered by Protective Life and Annuity Insurance Company (“Administered Business”)

COLI VUL-1 Series Account
COLI VUL-2 Series Account
Variable Annuity-1 Series Account
Variable Annuity-2 Series Account

GWL&A Accounts

FutureFunds Series Account
FutureFunds II Series Account
Retirement Plan Series Account
DB-1 Series Account
Variable Annuity-8 Series Account
Variable Annuity-9 Series Account

GWL&ANY Accounts

FutureFunds II Series Account
DB-1 Series Account
Variable Annuity-8 Series Account
Variable Annuity-9 Series Account